Exhibit 10.7
LOAN MODIFICATION AGREEMENT AND
AMENDMENT TO LOAN DOCUMENTS
THIS LOAN MODIFICATION AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS (this “Agreement”) is being entered into as of the 1st day of October, 2019, by and among CONSTRUCTION PARTNERS HOLDINGS, INC., a Delaware corporation, formerly known as Construction Partners, Inc. (“Holdings”); WIREGRASS CONSTRUCTION COMPANY, INC., an Alabama corporation (“Wiregrass Construction”); FRED SMITH CONSTRUCTION, INC., a North Carolina corporation (“Fred Smith Construction”); FSC II, LLC, a North Carolina limited liability company (“FSC”); C. W. ROBERTS CONTRACTING, INCORPORATED, a Florida corporation (“Roberts Contracting”); EVERETT DYKES GRASSING CO., INC., a Georgia corporation (“Everett Dykes” and together with Holdings, Wiregrass Construction, Fred Smith Construction, FSC, and Roberts Contracting, the “Original Borrowers”); THE SCRUGGS COMPANY, a Georgia corporation (“Scruggs Company” and together with the Original Borrowers, the “Borrowers”); CONSTRUCTION PARTNERS, INC., a Delaware corporation, formerly known as SunTx CPI Growth Company, Inc. (“Guarantor”); BBVA USA, a bank organized under the laws of the State of Alabama, formerly known as Compass Bank, as agent for the Lenders and as a Lender and Issuing Bank (referred to herein as “Agent”); and BANK OF AMERICA, N.A., a national banking association, as a Lender (“Bank of America”). Each of Agent and Bank of America shall be referred to herein as a “Lender” and collectively, “Lenders.”
P R E A M B L E
WHEREAS, Original Borrowers, together with certain other entities that hereafter may become borrowers or guarantors under the Credit Agreement, including Scruggs Company, have entered into a Credit Agreement dated June 30, 2017 (as at any time amended, modified, supplemented or restated, including by (a) that certain Loan Modification Agreement and Amendment to Loan Documents dated as of November 14, 2017, (b) that certain Loan Modification Agreement and Amendment to Loan Documents dated as of December 31, 2017, (c) that certain Loan Modification Agreement and Amendment to Loan Documents dated as of May 15, 2018, and (d) that certain Loan Modification Agreement and Amendment to Loan Documents dated as of August 30, 2019, the “Credit Agreement”), with Agent, in its capacity as “Agent” and “Lender” thereunder, and certain other Lenders a party thereto, pursuant to which Agent and Lenders agreed to extend to Borrowers a revolving line of credit in the maximum principal amount of $30,000,000, subject to the terms and conditions contained therein and as such revolving line may be increased from time to time (the “Line of Credit”) and a term loan in the original principal amount of $50,000,000, which was subsequently increased by an additional $22,000,000, subject to the terms and conditions contained therein, and such term loan may be increased from time to time (the “Term Loan” and together with the Line of Credit, the “Loans”);
WHEREAS, the Loans are evidenced by the Notes and the other Loan Documents, as defined in the Credit Agreement;
WHEREAS, Guarantor joined the Credit Agreement, as a “Guarantor” pursuant to that certain Loan Modification Agreement and Amendment to Loan Documents dated as of November 14, 2017, and any and all references herein to the “Guaranty” shall be deemed to the guaranty set forth in the Credit Agreement;
WHEREAS, Scruggs Company joined the Credit Agreement, Notes and the other Loan Documents as a “Borrower” pursuant to that certain Loan Modification Agreement and Amendment to Loan Documents dated May 15, 2018 (the “May 2018 Modification”);
WHEREAS, the amount of the Term Loan was increased by an additional $22,000,000, pursuant to the May 2018 Modification;
WHEREAS, ServisFirst Bank assigned all of its outstanding Revolver Advances, outstanding Term Loan Advances, participations in LC Obligations, and Revolver Commitments to Agent pursuant to that certain Assignment and Assumption Agreement dated August 30, 2019.
WHEREAS, concurrent herewith, Agent has assigned (i) a principal amount of $2,000,000.00 of the outstanding Revolver Advances held by Agent, a principal amount of $17,880,000.00 of the outstanding Term Loan Advances held by Agent, $4,230,590.41 of participations of Agent in LC Obligations, a principal amount of $12,000,000 of Agent’s Revolver Commitment, and 40% of Agent’s portion of the total Term Loan Commitments, if any, to Bank of America pursuant to that certain Assignment and Assumption Agreement dated of even date herewith.

WHEREAS, capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement; and
WHEREAS, the Borrowers, Guarantor, the Agent and Lenders have agreed that the Loans shall be modified, and that the Loan Documents shall be amended as set forth below.
A G R E E M E N T
NOW, THEREFORE, the parties, intending to be legally bound hereby, agree as follows, notwithstanding anything in the Loan Documents to the contrary:
A. Commitment Fee. Borrowers shall pay Agent a fee in the amount of $211,750 ($127,050 of which shall be allocated to Agent and $84,700 of which shall be allocated to Bank of America), which shall be deemed earned as of the date of this Agreement and shall be paid immediately upon execution of this Agreement.
B. Additional Term Loan Advance. Borrowers have requested that Agent and Lenders increase the aggregate Term Loan Commitment by an additional $10,000,000 in accordance with Section 2.10(b) of the Credit Agreement. As of the date hereof, the outstanding principal balance of the Term Loan Advances is $44,700,000. Agent and Lenders have agreed to increase the Term Loan Commitment by $10,000,000 on the terms and conditions set forth herein and in the Credit Agreement, and accordingly, (i) BBVA USA’s Term Loan Commitment shall be increased by $6,000,000, and (ii) Bank of America’s Term Loan Commitment shall be increased by $4,000,000. As of the date hereof and including the increased Term Loan Commitment referenced in the following sentence, the outstanding principal balance of BBVA USA’s Term Loan Advances is $32,820,000, and the outstanding principal balance of Bank of America’s Term Loan Advances is $21,880,000. On the date of this Agreement, each Lender severally agrees on the terms and conditions set forth herein and in the Credit Agreement to fund a Term Loan Advance to Borrowers in the amount of such Lender’s increased Term Loan Commitment. Such advance shall be on the same terms and conditions related to the Term Loan Advances as set forth in the Credit Agreement, including without limitation, Section 2.01(b). Borrowers hereby represent, warrant and covenant that the additional Term Loan Advances made in connection herewith shall be used solely to exercise its option to buy out certain operating lease obligations.
C. Amendment of Credit Agreement. The Credit Agreement shall be and is hereby amended as set forth below:
(i) Any and all references in the Credit Agreement to (a) BBVA USA’s Revolver Commitment shall be decreased to $18,000,000 and (b) Bank of America’s Revolver Commitment shall be $12,000,000.
(ii) The definition of “Bank Products” as set forth in Section 1.01 shall be deleted in its entirety, and the following new definition shall be inserted in place thereof:
"Bank Products" means any one or more of the following bank products or services provided to any Loan Party by Agent or any other Lender (but only to the extent approved by Agent in accordance with Section 5.13) or any of their respective Affiliates (provided that any such Affiliate of a Lender shall have provided Agent with a fully executed designation notice acceptable to Agent), in each case solely until such Person has assigned all of its interests under this Agreement: (a) Hedging Agreements; (b) credit cards for commercial customers (including purchasing cards); (c) stored value cards; (d) merchant processing services; (e) cash management services, and (f) leases.
(iii) The definition of “Cash Management Services” as set forth in Section 1.01 shall be deleted in its entirety, and the following new definition shall be inserted in place thereof:
"Cash Management Services" means any one or more of the following types of treasury management services provided to any Loan Party by Agent or any other Lender (but only to the extent approved by Agent in accordance with Section 5.13) or any of their respective Affiliates (provided that any such Affiliate of a Lender shall have provided Agent with a fully executed designation notice acceptable to Agent), in each case solely until such Person has assigned all of its interests under this Agreement: (a) operating, collections, payroll, trust, or other depository or disbursement accounts; (b) automated clearinghouse transactions; (c) return items, lockboxes, controlled disbursement services, overdraft, and stop payment services; and (d) electronic funds transfer and interstate depository network services.

(iv) The definition of “Revolver Note” set forth in Section 1.01 shall include that certain Revolver Note executed by Borrowers in favor of BBVA USA dated as of even date herewith in the amount of $18,000,000 and that certain Revolver Note executed by Borrower in favor of Bank of America dated as of even date herewith in the amount of $12,000,000.
(v) The definition of “Term Note” as set forth in Section 1.01 shall include that certain Term Note executed by Borrowers in favor of BBVA USA dated as of even date herewith in the amount of $32,820,000 and that certain Term Note executed by Borrowers in favor of Bank of America dated as of even date herewith in the amount of $21,880,000.
(vi) The definition of “Term Loan Maturity Date” as set forth in Section 1.01 shall be deleted in its entirety, and the following new definition shall be inserted in place thereof:
"Term Loan Maturity Date" means October 1, 2024.
(vii) The definition of “Termination Date” as set forth in Section 1.01 shall be deleted in its entirety, and the following new definition shall be inserted in place thereof:
"Termination Date" means the earliest to occur of (a) October 1, 2024, (b) the date the Revolver Commitments are terminated pursuant to Section 7.02 following the occurrence of an Event of Default, or (c) the date Borrower terminates the Revolver Commitments pursuant to Section 2.10(a).
(viii) The following new definitions shall be added to Section 1.01:
"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
"Beneficial Ownership Regulation" means United States 31 C.F.R. § 1010.230.
"Benefit Plan" means any of (a) an "employee’s benefit plan" (as defined in ERISA) that is subject to Title I of ERISA, (b) a "plan" as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such "employee benefit plan" or "plan".
"PTE" means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
(ix) Section 2.06(c) shall be deleted in its entirety, and the following new Section 2.06(c) shall be inserted in place thereof:
(c) The principal amount of the Term Loan Advances shall be repaid in installments on each Quarterly Payment Date commencing on December 31, 2019, each in the amount of $2,050,000; provided, however, that the entire amount of the outstanding Term Loan Advances shall be due and payable in full on the Term Loan Maturity Date.
(x) The following new subsection (w) shall be added to Section 3.01:
(w) at least five (5) days prior to the Closing Date, each Borrower, if it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, shall have delivered to each Lender a Beneficial Ownership Certification in relation to such Borrower.
(xi) The following new Sections 4.34 and 4.35 shall be added to the Loan Agreement:
SECTION 4.34. Beneficial Ownership Certification. The most recent Beneficial Ownership Certification delivered to each Lender by Borrowers is true and correct in all respects.
SECTION 4.35. Covered Entity. No Loan Party is a Covered Entity.
(xii) The following new subsection (o) shall be added to Section 5.01:
(o) promptly following any request therefor, deliver information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation.

(xiii) Section 5.13 shall be deleted in its entirety, and the following new Section 5.13 shall be inserted in place thereof:
SECTION 5.13. Cash Management Services; Bank Products. Loan Parties shall establish and maintain their primary depository accounts (including all operating accounts) with Agent or an Affiliate of Agent. Loan Parties shall maintain all Cash Management Services and Bank Products with Agent or an Affiliate of Agent, unless Agent consents to such Cash Management Services or Bank Product in writing. Agent hereby consents to Bank of America, N.A., as a Lender hereunder, providing purchasing cards to Borrowers.
(xiv) The following new Section 8.14 shall be added to the Loan Agreement:
SECTION 8.14. Certain ERISA Matters.
(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i) such Lender is not using "plan assets" (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the credit facilities extended hereunder, the Letters of Credit, the Commitments or this Agreement;
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of credit facilities extended hereunder, the Letters of Credit, the Commitments and this Agreement;
(iii) (A) such Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the credit facilities extended hereunder, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the credit facilities extended hereunder, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the credit facilities extended hereunder, the Letters of Credit, the Commitments and this Agreement; or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(b) In addition, unless either (1) sub-clause (i) in the immediately preceding subsection (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding subsection (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the credit facilities extended hereunder, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(xv) The following new Section 11.22 shall be added to the Loan Agreement:
SECTION 11.22. Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that a Loan Document and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b) As used in this Section 11.22, the following terms have the following meanings:
“BHC Act Affiliate” shall mean, with respect to any party, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
D. Effect on Loan Documents. Each of the Loan Documents shall be deemed amended as set forth hereinabove and to the extent necessary to carry out the intent of this Agreement. Without limiting the generality of the foregoing, each reference in the Loan Documents to the “Note”, the “Credit Agreement”, or any other “Loan Documents” shall be deemed to be references to said documents, as amended hereby. Except as expressly set forth herein, all of the Loan Documents and the Guaranty shall remain in full force and effect in accordance with their respective terms, and all of the remaining terms and provisions of the Loan Documents and the Guaranty are hereby ratified and confirmed. Borrower agrees that the Loan Documents shall continue to evidence, secure, guarantee or relate to, as the case may be, the Loans. Guarantor agrees that the Guaranty shall continue to secure the Loan.

E. Representations and Warranties. Each representation and warranty contained in the Loan Documents is hereby reaffirmed as of the date hereof. The Borrowers hereby represent, warrant and certify to Lenders that no Event of Default or any condition or event that, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing under any of the Loan Documents or the Loan, and that Borrowers have no offsets or claims against any Lender arising under, related to, or connected with the Loan, the Credit Agreement or any of the other Loan Documents.
Guarantor hereby consents to the modifications, amendments and terms as described herein, and acknowledges, reaffirms and restates the continuing effect of its Guaranty and its obligations to Bank for the obligations of Borrower as set forth in its Guaranty. Guarantor hereby represents that Guarantor has no offsets or claims against Agent or Lenders arising under, related to or connected with the Credit Agreement or any of the other Loan Documents or otherwise. For the avoidance of doubt, the Guarantor hereby agrees and acknowledges that Section 10.13 of the Credit Agreement is not applicable to the Guarantor.
F. Additional Documentation; Expenses. If requested by Agent, Borrowers and Guarantor shall provide to Agent (i) certified resolutions properly authorizing the transactions contemplated hereby and the execution of this Agreement and all other documents and instruments being executed in connection herewith and (ii) all other documents and instruments required by Agent, all in form and substance satisfactory to Agent. Borrowers shall pay any recording and all other expenses incurred by Agent and Borrowers in connection with the modification of the Loans and any other transactions contemplated hereby, including, without limitation, any applicable title or other insurance premiums, survey costs, legal expenses, recording fees and taxes.
G. Release of Claims. The Borrowers acknowledge and confirm their obligations to the Lenders for repayment of the Loans and indebtedness evidenced by the Notes (the “Indebtedness”), and the Guarantor acknowledges and confirms its obligations to the Agent and the Lenders for the obligations of the Borrowers as set forth in its Guaranty. The Borrowers and the Guarantor further acknowledge and represent that they have no defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever (collectively, the “Loan Defenses” ) that can be asserted to reduce or eliminate all or any part of their liability to repay the Indebtedness to the Lenders. To the extent that any such Loan Defenses exist, and for and in consideration of the Lenders’ commitments contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, they are hereby fully, forever and irrevocably released.
By their execution below, for and in consideration of the Lenders’ commitments contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Guarantor, for themselves and for their respective successors, executors, heirs, administrators, and assigns, each hereby acknowledge and agree that neither the Lenders nor any of their officers, directors, employees, agents, servants, representatives, attorneys, loan participants, successors, successors-in-interest, predecessors-in-interest and assigns (hereinafter referred to collectively as the “Released Parties”) have interfered with or impaired the acquisition, collection, use, ownership, disposition, disbursement, leasing or sale of any of the collateral that secures the Loan (the “Collateral”), and that neither the Borrowers nor the Guarantor have any claim of any nature whatsoever, at law, in equity or otherwise, against the Released Parties, or any of them, as a result of any acts or omissions of the Released Parties, or any of them, under the Loan Documents or in connection with the Loans or the Collateral prior to and including the date hereof. Each of the Borrowers and the Guarantor, for themselves and for their respective successors, executors, heirs, administrators, and assigns, hereby unconditionally waive and release the Released Parties, and forever discharge the Released Parties, of and from and against any and all manner of action, suits, claims, counterclaims, causes of action, offsets, deductions, breach or breaches, default or defaults, debts, dues, sums of money, accounts, deposits, damages, expenses, losses, liabilities, costs, expenses, any and all demands whatsoever and compensation of every kind and nature, past, present, and future, known or unknown (herein collectively, “Claims”) that the Borrowers, the Guarantor, or any of the Borrowers’, or any of the Guarantor’s successors, successors-in-interest, heirs, executors, administrators, or assigns, or any one of them, can or now have or may have at any time hereafter against the Released Parties, or any of them, by reason of any matter, cause, transaction, occurrence or omission whatsoever, that happened or has happened on or before the date of this Agreement, on account of or arising from or that is connected in any manner whatsoever with the Loans, the Indebtedness, the Collateral, the Loan Documents, any related documents, or any and all collateral that has served or is serving as security for the Loans or the Loan Documents, or that is related to any and all transactions and dealings with among Lenders, the Borrowers and/or the Guarantor, or any other matter or thing that has occurred before the signing of the Agreement, known or unknown. Any and all such Claims are hereby declared to be satisfied and settled, and the Borrowers and the Guarantor, for themselves and for their respective successors, executors, heirs, administrators, and assigns, each hereby discharge the Released Parties from any liability with respect to any and all such Claims.
H. Waiver of Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
I. Counterparts. This document may be executed in any number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) document and agreement, but in making proof of this document, it shall not be necessary to produce or account for more than one such counterpart, and counterpart pages may be combined into one single document.
This Agreement is intended to take effect as a sealed instrument.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective Responsible Officers effective as of the day and year first above written.

CONSTRUCTION PARTNERS HOLDINGS, INC.,	WIREGRASS CONSTRUCTION COMPANY, INC.,
a Delaware corporation, formerly known as Construction Partners, Inc.	an Alabama corporation

By: /s/ R. Alan Palmer Name: R. Alan Palmer Title: Vice President	By: /s/ R. Alan Palmer Name: R. Alan Palmer Title: Vice President

C. W. ROBERTS CONTRACTING, INCORPORATED,	FRED SMITH CONSTRUCTION, INC.,
a Florida corporation	a North Carolina corporation

By: /s/ R. Alan Palmer Name: R. Alan Palmer Title: Vice President	By: /s/ R. Alan Palmer Name: R. Alan Palmer Title: Vice President

EVERETT DYKES GRASSING CO., INC.,	FSC II, LLC,
a Georgia corporation	a North Carolina limited liability company

By: /s/ R. Alan Palmer Name: R. Alan Palmer Title: Vice President	By: /s/ R. Alan Palmer Name: R. Alan Palmer Title: Vice President

THE SCRUGGS COMPANY,	CONSTRUCTION PARTNERS, INC.,
a Georgia corporation	a Delaware corporation, as a Guarantor

By: /s/ R. Alan Palmer Name: R. Alan Palmer Title: Vice President	By: /s/ R. Alan Palmer Name: R. Alan Palmer Title: Vice President

BBVA USA, as Agent, Issuing Bank and a Lender
By: /s/ John D. Brown
Name: John D. Brown
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender
By: /s/ Rick Macias
Name: Rick Macias
Title: Senior Vice President